As filed with the Securities and Exchange Commission on August 26, 1998
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                  EXEL LIMITED
             (Exact name of registrant as specified in its charter)


       Cayman Islands                                    98-0191089
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                                Cumberland House
                                1 Victoria Street
                                  Hamilton HM11
                                     Bermuda
                                 (441) 292-8515

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                             Paul S. Giordano, Esq.
                              Senior Vice President
                               and General Counsel
                                  EXEL Limited
                            c/o CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                                 (212) 246-5070

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

                                    Copy to:

                               Immanuel Kohn, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                               -------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |


                         CALCULATION OF REGISTRATION FEE
---------------------- -------------- ------------------------- ------------------------- -------------------
 Title of Securities    Amount to be      Proposed Maximum          Proposed Maximum          Amount of
  to be Registered       Registered      Offering Price Per        Aggregate Offering        Registration
                                              Share(l)                  Price(1)                Fee(1)
---------------------- -------------- ------------------------- ------------------------- -------------------
       Class A
  Ordinary Shares,       3,000,000
 par value $.01 per       shares               $73.07                 $219,195,000             $64,663
        share
---------------------- -------------- ------------------------- ------------------------- -------------------

(1) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices for the Class A Ordinary Shares of EXEL Limited on August 25, 1998, as reported on the New York Stock Exchange Composite Tape.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 26, 1998

PROSPECTUS

                                3,000,000 Shares

                                  EXEL LIMITED
                                 Ordinary Shares
                           (par value $.01 per share)
                                  -------------

     EXEL Limited ("EXEL" or the "Company") intends to offer from time to time its Class A Ordinary Shares, with the par value of $.01 per share (the "Ordinary Shares"). In addition, certain shareholders of the Company (the "Selling Shareholders") may from time to time offer Ordinary Shares. The Ordinary Shares will be issued in amounts, at prices and on terms to be determined at the time or times of sale.

     For each offering of Ordinary Shares for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (each, a "Prospectus Supplement") that will set forth the terms of offering of such Ordinary Shares, including the number of shares offered for sale by the Company and the Selling Shareholders, if any, and certain information with respect to any Selling Shareholders. The Ordinary Shares may be sold by the Company or the Selling Shareholders through underwriters or dealers, directly by the Company or the Selling Shareholders or through agents for offering pursuant to the terms fixed at the time of sale. See "Plan of Distribution" herein.

     The Ordinary Shares are traded on the New York Stock Exchange ("NYSE") under the NYSE symbol "XL." The last reported sales price of the Ordinary Shares as reported by the NYSE Composite Tape on August 25, 1998 was $72 5/8 per share.

                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 --------------

                 The date of this Prospectus is          , 1998.

                                 --------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

    FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE
                OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED
         THIS OFFERING NOR HAS THE COMISSIONER PASSED UPON THE ACCURACY
                               OF THIS PROSPECTUS

                              AVAILABLE INFORMATION


     EXEL is subject to certain informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act", and, in accordance therewith, files certain reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet world wide web site that contains reports, proxy and information statements and other information regarding issuers, like EXEL, who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports, proxy statements and other information concerning EXEL also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Ordinary Shares, reference is hereby made to the Registration Statement. Additional information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.


     The Company is a Cayman Islands corporation and certain of its officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such officers and directors and the Company, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it ordinarily could be difficult for investors to effect service of process within the United States on any of these parties who reside outside the United States or to recover against them on judgment of United States courts predicated upon civil liability under the United States federal securities laws. Notwithstanding the foregoing, the Company has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of shares made hereby in the United States by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent appointed for that purpose. The Company has been advised by Hunter & Hunter, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Company predicated upon the civil liability provisions of the United States federal securities laws and (ii) original actions brought in the Cayman Islands against such persons or the Company predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are no grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to that nation's public policy.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are hereby incorporated by reference in this Prospectus:

     (i) Joint Proxy Statement of EXEL Limited ("Old EXEL") and Mid Ocean Limited ("Mid Ocean") dated July 2, 1998;

     (ii) Annual Report on Form 10-K of Old EXEL for the year ended November 30, 1997, as filed February 25, 1998 and amended by its Form 10-K/A filed on June 26, 1998 (File No. 1-10804);

     (iii) Quarterly Reports on Form 10-Q of Old EXEL for the quarter ended February 28, 1998, as filed April 14, 1998 and amended by its Form 10-Q/A filed April 21, 1998, and for the quarter ended May 31, 1998, as filed on July 15, 1998 (File No. 1-10804);

     (iv) Current Reports on Form 8-K of Old EXEL filed March 17, 1998, May 5, 1998, August 3, 1998 and August 7, 1998 (File No. 1-10804);

     (v) Annual Report on Form 10-K of Mid Ocean for the year ended October 31, 1997, as filed on January 28, 1998 and amended by its Form 10-K/A filed on June 26, 1998 (File No. 1-14336);

     (vi) Quarterly Reports on Form 10-Q of Mid Ocean for the quarter ended January 31, 1998, as filed on March 17, 1998, and for the quarter ended April 30, 1998, as filed on June 12, 1998 and amended by its form 10-Q/A on June 26, 1998 (File No. 1-14336);

     (vii) Current Reports on Form 8-K of Mid Ocean filed March 25, 1998, May 14, 1998 and August 3, 1998 (File No. 1-14336).

     All documents filed by EXEL with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The documents that have been incorporated by reference in this Prospectus but not delivered with this Prospectus are available without charge upon written or oral request from the Company Secretary, EXEL Limited, Cumberland House, 1 Victoria Street, Hamilton, Bermuda HM11, Telephone Number (441) 292-8515.

                                   THE COMPANY

     EXEL is the successor in interest to, and represents the combination effected August 7, 1998 of, Old EXEL and Mid Ocean in the schemes of arrangement (the "Arrangements") between each of Old EXEL and Mid Ocean and their respective shareholders. As used herein, EXEL, unless the context otherwise requires, refers to EXEL, its predecessors and its subsidiaries. Each of Old EXEL and Mid Ocean are wholly owned subsidiaries of EXEL. EXEL, through its operating subsidiaries including X.L. Insurance Company, Ltd. and X.L. Mid Ocean Reinsurance Company, Ltd. and others, provides, on a world-wide basis, excess liability insurance coverage to industrial, commercial and other enterprises, directors and officers of such enterprises and professional firms and high excess property and other coverages, and is also a leading provider of reinsurance on a global basis. Its executive offices are located at Cumberland House, 1 Victoria Street, Hamilton HM11, Bermuda and its telephone number is
(441) 292-8515.

                                 USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of Ordinary Shares for general corporate purposes, including strategic investments and acquisitions and the financing thereof. EXEL has made strategic investments and various acquisitions of other businesses during the past several years. As part of its operations, EXEL regularly evaluates the potential acquisition of, and holds discussions with, various insurance institutions and other businesses as opportunities arise.

     The Company will not receive any of the proceeds from the sale of Ordinary Shares by any Selling Shareholders.

                         PRICE RANGE OF ORDINARY SHARES

     The Ordinary Shares of EXEL (and its predecessor, Old EXEL) have been traded on the NYSE under the symbol "XL". The following table sets forth the reported high and low closing sale prices for such shares for the periods indicated.

                                                                  Price
                                                          ----------------------
                                                            High         Low
                                                          ----------------------
     FISCAL YEAR 1996 (1)
         First Quarter...............................      $35.938      $29.813
         Second Quarter..............................       36.375       34.125
         Third Quarter...............................       36.688       33.063
         Fourth Quarter..............................       40.125       31.875

     FISCAL YEAR 1997 (1)
         First Quarter...............................       45.000       36.500
         Second Quarter..............................       44.500       39.000
         Third Quarter...............................       57.500       44.500
         Fourth Quarter..............................       64.000       55.063

     FISCAL YEAR 1998 (1)
         First Quarter...............................       66.688       59.063
         Second Quarter..............................       80.125       66.938
         Third Quarter (Through August 25, 1998) (2).       84.000       72.250

(1)  The fiscal year of EXEL ends on November 30 of each year.

(2) Pursuant to the Arrangements, on August 7, 1998, Ordinary Shares of EXEL were exchanged for ordinary shares of Old EXEL and Mid Ocean on a 1 for 1 and 1 for 1.0215 basis, respectively.

     The last reported sale price for Ordinary Shares on the NYSE on August 25, 1998 was $72 5/8 per share.

                              SELLING SHAREHOLDERS

     Some or all of the Ordinary Shares being offered pursuant to this Prospectus may be offered by certain Selling Shareholders. Identification of any such Selling Shareholders will be made in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Company or the Selling Shareholders, if any, may sell Ordinary Shares in any of three ways: (i) directly to one or more purchasers; (ii) through agents; or (iii) through underwriters or dealers. The Prospectus Supplement relating to each offering of Ordinary Shares will set forth the terms of the offering of such Ordinary Shares, including the name or names of any such agents, underwriters or dealers, the purchase price of such Ordinary Shares and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, as well as the number of Ordinary shares offered for sale by the Company or the Selling shareholders, if any, and certain information with respect to any Selling Shareholders. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in any sale of Ordinary Shares, such Ordinary Shares will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Ordinary Shares may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement relating to a sale of Ordinary Shares, the obligations of any underwriter or underwriters to purchase such Ordinary Shares will be subject to certain conditions precedent and such underwriter or underwriters will be obligated to purchase all of such Ordinary Shares if any shares are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such Ordinary Shares may be purchased. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Ordinary Shares offered thereby.

     If underwriters are used in any sale of Ordinary Shares, the purchase agreement in connection with such sale may provide for an option on the part of the underwriters to purchase additional shares of such Ordinary Shares within thirty days of the execution of such purchase agreement, which option may be exercised solely to cover overallotments. Any such overallotment option will be disclosed in the Prospectus Supplement in connection with the Ordinary Shares offered thereby.

     If an agent of the Company or the Selling Shareholders is used in any sale of Ordinary Shares, such agent will be named and any commission payable by the Company or the Selling Shareholders to such agent will be set forth in the Prospectus Supplement relating to such Ordinary Shares. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best effort basis for the period of its appointment.

     The Ordinary Shares offered hereby will be listed on the New York Stock Exchange.

     Any underwriters, dealers or agents participating in the distribution of the Securities may be deemed to be underwriters, and any discount or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Agents, underwriters and dealers may be entitled under agreements entered into with the Company or the Selling Shareholders to indemnification by the Company against certain liabilities, including Liabilities under the Securities Act. Agents and underwriters may be customers of, engaged in transactions with, or perform services for, the Company, the Selling Shareholders or their respective affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the shares of Ordinary Shares offered hereby are being passed upon for the Company by Hunter & Hunter, Cayman Islands, British West Indies.

                                     EXPERTS

     The consolidated balance sheets as of November 30, 1997 and 1996 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended November 30, 1997, as well as the related supplemental schedules, of Old EXEL incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and related supplemental schedules of Mid Ocean incorporated in this Prospectus by reference to the Mid Ocean Annual Report on Form 10-K (as amended by Form 10-K/A filed June 26, 1998) for the year ended October 31, 1997, have been so incorporated in reliance on the report of KPMG Peat Marwick, independent accountants, given on the authority of said firm as experts in accounting and auditing.

=========================================     ==================================
No person has been authorized to                        EXEL LIMITED
give any information or to make any
representation not contained in
this Prospectus and, if given or
made, such information or
representation must not be relied
upon as having been authorized by                         3,000,000
the Company or the Selling                             ORDINARY SHARES
Stockholders. This Prospectus does                (par value $.01 per share)
not constitute an offer to sell or
a solicitation of an offer to buy
any securities other than the
securities offered hereby or any of
the securities offered hereby in
any jurisdiction to any person to
whom it is unlawful to make such
offer in such jurisdiction. Neither
the delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create any
implication that there has been no
change in the affairs of the
Company since the date hereof.


      -----------------                                ---------------
      TABLE OF CONTENTS                                  PROSPECTUS
      -----------------                                ---------------

                                   Page
Available Information...............  1
Incorporation of Certain
      Documents by Reference........  2
The Company.........................  3
Use of Proceeds.....................  3
Price Range of Ordinary Shares .....  3
Selling Shareholders................  4
Plan of Distribution................  4
Legal Opinions......................  5
Experts.............................  5             Dated:          , 1998

=========================================     ==================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the sale of Ordinary Shares being registered (all amounts are estimated (on the assumption that all shares will be sold in a single transaction), except the SEC registration fee). The Company will bear all expenses incurred in connection with the sale of the Ordinary Shares being registered hereby.

SEC registration fee............................             $64,663
Printing and engraving expenses.................              10,000
Legal fees and expenses.........................              40,000
Accounting fees and expenses....................              10,000
Blue Sky fees and expenses......................               5,000
Transfer agent fees.............................              10,000
Miscellaneous...................................              25,000
                                                     =================
         Total..................................            $164,663
                                                     =================

Item 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article 109 of the Company's Articles of Association, incorporated by reference to Exhibit G to the Joint Proxy Statement, contains provisions with respect to indemnification of the directors and officers of the Company. The general effect of these provisions is to provide for the indemnity by the Company of an officer, director, employee or agent of the Company for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of the Company) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of the Company, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of the Company by reason of the fact that such indemnified person is an officer, director, employee or agent of the Company if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; provided that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to the Company unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

     To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be in-demnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Directors and officers of the Company are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

Item 16. EXHIBITS.

     Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Regis-tration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the provisions described under Item 15 above, or otherwise, the undersigned have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on August 26, 1998.

                                          EXEL LIMITED


                                          By:   /s/ Brian M. O'Hara
                                                -----------------------
                                          Name:   Brian M. O'Hara
                                          Title:  President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                            Date
/s/  Brian M. O'Hara        *             President, Chief Executive Officer and           August 26, 1998
-------------------------------           Director (Principal Executive Officer)
Name:  Brian M. O'Hara

/s/  Robert R. Lusardi      *             Executive Vice President and Chief Financial     August 26, 1998
-------------------------------           Officer (Principal Financial Officer and
Name:  Robert R. Lusardi                  Principal Accounting Officer)

/s/  Michael P. Esposito, Jr. *           Chairman and Director                            August 26, 1998
-------------------------------
Name:  Michael P. Esposito, Jr.

/s/  Michael A. Butt        *             Director                                         August 26, 1998
-------------------------------
Name:  Michael A. Butt

/s/ Robert Clements         *             Director                                         August 26, 1998
-------------------------------
Name:  Robert Clements

/s/  Sir Brian Corby        *             Director                                         August 26, 1998
-------------------------------
Name:  Sir Brian Corby

/s/  Robert R. Glauber      *             Director                                         August 26, 1998
-------------------------------
Name:  Robert R. Glauber

                                          Director                                         August   , 1998
-------------------------------
Name:  Gilbert Gould

/s/  Robert V. Hatcher, Jr.*              Director                                         August 26, 1998
-------------------------------
Name:  Robert V. Hatcher, Jr.


                                      II-4

                                          Director                                         August   , 1998
-------------------------------
Name:  Ian R. Heap

/s/  Paul Jeanbart          *             Director                                         August 26, 1998
-------------------------------
Name:  Paul Jeanbart

/s/  John Loudon            *             Director                                         August 26, 1998
-------------------------------
Name:  John Loudon

/s/ Robert J. Newhouse, Jr. *             Director                                         August 26, 1998
-------------------------------
Name:  Robert J. Newhouse, Jr.

                                          Director                                         August   , 1998
-------------------------------
Name:  Robert S. Parker

/s/  Cyril Rance           *              Director                                         August 26, 1998
-------------------------------
Name:  Cyril Rance

/s/  Alan Z. Senter         *             Director                                         August 26, 1998
-------------------------------
Name:  Alan Z. Senter

/s/ John T. Thornton        *             Director                                         August 26, 1998
-------------------------------
Name:  John T. Thornton

/s/  Ellen E. Thrower       *             Director                                         August 26, 1998
-------------------------------
Name:  Ellen E. Thrower

/s/  John Weiser            *             Director                                         August 26, 1998
-------------------------------
Name:  John Weiser

/s/  Paul S. Giordano                     Senior Vice President and General Counsel        August 26, 1998
-------------------------------
Name:  Paul S. Giordano

*By:  /s/  Paul S. Giordano
      ---------------------
           Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number                      Exhibit
-------                     -------

1                   Form of Underwriting Agreement. (1)

4(a) Memorandum of Association of the Registrant (incorporated by reference to Annex G to the Joint Proxy Statement).

4(b) Articles of Association (incorporated by reference to Annex G to the Joint Proxy Statement).

5                   Opinion of Hunter & Hunter.

23(a)               Consent of PricewaterhouseCoopers.

23(b)               Consent of KPMG Peat Marwick.

23(c)               Consent of Hunter & Hunter (included in Exhibit 5).

24                  Powers of Attorney.

99(a) Appointment of CT Corporation System as U.S. agent for Service of Process, incorporated by reference to the Company's Form F-N filed with the Commission on August 26, 1998.

--------------------
(1)  To be filed by amendment or incorporated by reference herein.


                                      II-6